State of Wyoming

                                  Office of the
                               Secretary of State

United States of America, }
State of Wyoming          } ss.

         I, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify

                        SAFE TRANSPORTATION SYSTEMS INC.

a corporation originally organized under the laws of the BRITISH COLUMBIA, CANADA, did on OCTOBER 17, 2000, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

         I FURTHER CERTIFY that SAFE TRANSPORTATION SYSTEMS INC. has renounced its original COUNTRY of incorporation, and is now incorporated under the laws of the state of Wyoming in accordance with W. S. 17-16-1710.

         IN TESTIMONY WHEREOF, I have hereunto set my haled and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this l7th day of OCTOBER A.D., 2000.

By: /s/ Joseph B. Meyer
-----------------------
        Joseph B. Meyer
        Secretary if State

By:/s/  Troy Niesen
--------------------
        Troy Niesen

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                                State of Wyoming

                                  Office of the
                               Secretary of State

United States of America,  }
State of Wyoming           }  ss.

         I JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify that SAFE TRANSPORTATION SYSTEMS INC. a corporation originally organized under the laws of the province of British Columbia, on JULY 7,1998 and thereafter requested to be continued into the state of Wyoming. This corporation did on OCTOBER 17, 2000, complete all filing required of a continuing corporation to qualify and become a Wyoming corporation without any break in corporate existence.

         1 FURTHER CERTIFY that this corporation has filed all annual reports and paid all annual license taxes to date, or is not yet required to file such annual reports; and that Articles of Dissolution have not been filed, thus making the corporation in existence in the State of Wyoming.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 19"' day of OCTOBER A.D., 2000.

By: /s/ Joseph B. Meyer
-----------------------
        Joseph B. Meyer
        Secretary if State

By:/s/  Troy Niesen
--------------------
        Troy Niesen